THIS LETTER AGREEMENT (the “Agreement”), is made this 1 day of December, 2004, among Hudson United Bancorp, a New Jersey corporation, Hudson United Bank, a New Jersey state chartered bank (collectively, the “Company”), that maintain principal offices at 1000 MacArthur Boulevard, Mahwah, New Jersey, and James Mayo (the “Executive”).

        1.        In consideration of a payment by the Company of $306,800.00, receipt of which is hereby acknowledged by the Executive, the Change in Control, Severance and Employment Agreement entered into between the Company and the Executive, as amended on September 17, 2003, is hereby terminated. The Company and the Executive agree that such payment relieves the Company of all obligations and terminates all rights of the Executive under such Change in Control, Severance and Employment Agreement.

        2.        The only benefits payable by the Company to the Executive arising from the Company’s termination of employment of the Executive with the Company or its subsidiaries shall be those, if any, set forth in the new Company-wide severance plan, adopted by the Company on December 1, 2004.

        3.        The terms of this Agreement shall be governed by, and interpreted and construed in accordance with, the laws of New Jersey. This Agreement supersedes all prior agreements and understandings with respect to the matters covered hereby. Any amendment of this Agreement may be made only in a writing executed by the Company and the Executive, and no amendment or termination of this Agreement shall be effective unless and until made in such a writing. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        IN WITNESS WHEREOF, the Company has caused this Letter Agreement to be signed by its duly authorized representatives pursuant to the authority of its Board of Directors’ Compensation Committee, and the Executive has personally executed this Letter Agreement, as his own act, all as of the day and year first above written.

ATTEST: /s/ Ann LaCarubba —————————————— Ann LaCarrubba, Assistant Corporate Secretary	HUDSON UNITED BANCORP AND HUDSON UNITED BANK By: /s/ John H. Tatigian, Jr. —————————————— John H. Tatigian, Jr., Chairperson, Compensation Committee

WITNESS: /s/ Victoria S. Freund —————————————— Victoria S. Freund	EXECUTIVE /s/ James Mayo —————————————— James Mayo